EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports First Quarter 2005 Results

Raleigh, NC, Tuesday, April 28, 2005 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported unaudited financial results for the first quarter ended March 31, 2005.

For the quarter ended March 31, 2005, revenue increased 3.7% to $71.8 million, compared to $69.2 million for the quarter ended March 31, 2004. Operating income for the first quarter of 2005 decreased 4.3% to $6.6 million, compared to operating income of $6.9 million for the first quarter of 2004. Net income was $2.6 million, or $0.19 per diluted share, compared to $2.8 million, or $0.21 per diluted share for the quarters ended March 31, 2005 and 2004, respectively.

Commenting on the Company’s performance, Jim W. Perry, President and CEO of Waste Industries USA, Inc., said, “While we were pleased with our revenue growth for the quarter, drastic increases in the cost of fuel and costs associated with integrating acquired operations in Atlanta had an adverse impact on our operating margin.”

The Company will host a conference call to discuss its fourth quarter results on Friday, April 29, 2005 at 2:00 PM (EST). The call number is (800) 946-0712 and the confirmation number is 4535060. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through May 13, 2005, and may be accessed by calling (888) 203-1112 and using confirmation #4535060.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Georgia and Florida.

The tables attached to this press release contain references to operating income before depreciation and amortization and free cash flow, which are considered non-GAAP financial measures. Tables reconciling operating income before depreciation and amortization and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of fixed assets. Operating income before depreciation and amortization and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. Our definitions of operating income before depreciation and amortization and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning operating income before depreciation and free cash flow because it believes that operating income before depreciation and amortization and free cash flow provide additional information for determining its ability to meet debt service requirements and that they are two indicators upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that operating income before depreciation and amortization and free cash flow depict as measures of its liquidity.

This press release may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as weather conditions, managing growth, economic trends and risks in the development and operation of landfills that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2004	2005
Revenues:
Service	$69,021	$71,673
Equipment	219	154

Total revenues	69,240	71,827

Operating cost and expenses:
Operations	45,551	48,389
Equipment sales	127	106
Selling, general and administrative	9,413	9,521
Depreciation and amortization	7,339	7,078
Gain on sale of property and equipment	(117)	(25)
Asset impairments	—	126

Total operating costs and expenses	62,313	65,195

Operating income	6,927	6,632

Interest expense (net)	2,542	2,331
Other income	(65)	(21)

Total other expense, net	2,477	2,310

Income before income taxes	4,450	4,322
Income tax expense	1,625	1,709

Net Income	$2,825	$2,613

Earnings per share:
Basic	$0.21	$0.19

Diluted	$0.21	$0.19

Weighted-Average Number Of Shares Outstanding:
Basic	13,493	13,538
Diluted	13,658	13,774

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	December 31, 2004	March 31, 2005
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,445	$940
Receivables, net	31,602	28,480
Other	7,028	6,914

Total current assets	41,075	36,334

Property and equipment, net	198,551	199,066
Intangible assets, net	92,702	94,710
Other noncurrent assets	4,720	4,471

Total assets	$337,048	$334,581

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$10,733	$10,733
Accounts payable - trade	14,627	12,796
Other accrued liabilities and deferred revenues	22,570	21,644

Total current liabilities	47,930	45,173

Long-term debt, net of current maturities	145,930	140,358
Other liabilities	25,477	27,065

Total liabilities	219,337	212,596
Shareholders’ equity	117,711	121,985

Total liabilities and shareholders’ equity	$337,048	$334,581

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2005
Operating Activities:
Net income	$2,825	$2,613
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,339	7,078
Amortization of debt issuance costs	186	181
Asset impairments	—	126
Gain on sale of property and equipment	(117)	(25)
Stock compensation expense	5	14
Provision for deferred income taxes	1	829
Provision for doubtful accounts	470	655
Changes in operating assets and liabilities, net of effects from acquisition and disposition of related businesses	(601)	(822)

Net cash provided by operating activities	10,108	10,649

Investing Activities:
Acquisitions of related business, net of cash acquired	(430)	(2,510)
Settlement of acquisition liabilities	(107)	(298)
Collection of notes receivable	—	1,060
Proceeds from sale of insurance policy	—	164
Proceeds from sale of property and equipment	760	392
Purchases of property and equipment	(4,020)	(6,782)

Net cash used in investing activities	(3,797)	(7,974)

Financing Activities:
Proceeds from issuance of long-term debt	3,000	5,000
Principal payments of long-term debt	(11,571)	(10,572)
Principal payments of capital lease obligations	(109)	(56)
Financing costs	(3)	—
Net proceeds from exercised options	27	1,448

Net cash used in financing activities	(8,656)	(4,180)

DECREASE IN CASH AND CASH EQUIVALENTS	(2,345)	(1,505)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,127	2,445

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,782	$940

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$2,380	$2,054

Cash paid for taxes	$2,116	$1,940

EARNINGS RELEASE - SUPPLEMENTAL DATA

	QUARTER ENDED
	3/31/04	3/31/05
REVENUE MARGINS
Cost of Operations	65.8%	67.4%
S G & A	13.6%	13.3%
Depreciation and amortization	10.6%	9.9%
Interest expense, (net)	3.7%	3.3%
Income before income tax	6.4%	6.0%
Income tax expense	2.3%	2.4%
Net income	4.1%	3.6%

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
Operating income	$6,927	$6,632
Depreciation	5,779	5,649
Amortization	1,560	1,429

Operating income before depreciation and amortization	$14,266	$13,710

CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$3,398	$5,100
Landfill Development	622	1,682

Total Capital Expenditures	$4,020	$6,782

FREE CASH FLOW RECONCILIATION
Net cash provided by operating activities	$10,108	$10,518
Less: Capital expenditures	(4,020)	(6,782)
Plus: Proceeds from disposal of assets	760	392

Free Cash flow	$6,848	$4,128

	12/31/04	3/31/05
DEBT TO CAPITALIZATION (includes capital leases)	57.2%	55.4%

TOTAL LIABILITIES TO EQUITY	1.9	1.7

DAYS SALES OUTSTANDING	36	37

	QUARTER ENDED
	3/31/04	3/31/05
SERVICE REVENUE BREAKOUT
Collection:
Industrial	29.7%	27.2%
Commercial	27.5%	26.9%
Residential	20.9%	23.1%
Disposal and transfer	14.7%	15.8%
Recycling service	1.9%	1.8%
Recycled commodity sales	1.5%	1.6%
Other	3.8%	3.6%

Total service revenue	100.0%	100.0%

SERVICE REVENUE GROWTH
Price	0.5%	1.2%
Volume	3.4%	0.9%
Energy surcharge	0.4%	-0.1%

Total Internal Growth	4.3%	2.0%
Commodities	0.3%	0.1%
Acquisitions	5.9%	1.7%

Total Service Revenue Growth	10.5%	3.8%